Exhibit 23.10



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 29, 1999 on Midtown Professional Records Centre, Inc.'s financial statements, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.




                                                        /s/ ARTHUR ANDERSEN LLP


Cleveland, Ohio
January 17, 2001